Exhibit 107

Calculation of Filing Fee Tables
S-3
GRAIL, Inc.

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.001 par value per share	Other	3,925,767	$76.73	$301,224,101.91	0.00013810	$41,599.05
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
				Total Offering Amounts:		$301,224,101.91		$41,599.05
				Total Fees Previously Paid:				$—
				Total Fee Offsets:				$—
				Net Fee Due:				$41,599.05
Offering Note

1

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-291503), filed with the Securities and Exchange Commission on November 13, 2025. The number of shares of the registrant's common stock, $0.001 par value per share (the "Common Stock") being registered consists of (i) 1,927,194 shares of Common Stock and (ii) 1,998,573 shares of Common Stock issuable upon the exercise of pre-funded warrants to purchase shares of Common Stock, each issued pursuant to the terms of securities purchase agreements between the Company and the selling stockholders. Pursuant to Rule 416 under the Securities Act, the shares of Common Stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of any stock dividend, stock split, recapitalization or similar transaction. The Proposed Maximum Offering Price Per Unit is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for a share of the registrant's Common Stock as reported on the Nasdaq Global Select Market on November 7, 2025, which date is within five business days prior to the filing of this Registration Statement.